EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-87445 and 333-09435 2004, appearing in this Annual Report on Form 10-K of CompuDyne Corporation for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Baltimore, Maryland
March 31